UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 27, 2015, Yahoo! Inc. (“Yahoo” or the “Company”) announced a plan for a spin-off of all of Yahoo’s remaining holdings in Alibaba Group Holding Limited (“Alibaba”) into a newly formed independent registered investment company. As previously disclosed, the name selected for the new company is Aabaco Holdings, Inc. (“Aabaco”). The stock of Aabaco will be distributed pro rata to Yahoo stockholders, resulting in Aabaco becoming a separate publicly traded registered investment company. On July 17, 2015, Aabaco filed its initial Registration Statement on Form N-2 with the U.S. Securities and Exchange Commission (the “SEC”). Upon completion of the transaction, Aabaco would own, directly or indirectly, all of Yahoo’s remaining 384 million Alibaba shares, and a 100 percent ownership interest in Aabaco Small Business, LLC (“ASB”), a newly formed entity which will own Yahoo Small Business, a current operating business of Yahoo that will also be transferred to Aabaco as part of the transaction. As further disclosed, the transaction is subject to certain conditions, including final approval by Yahoo’s Board of Directors, receipt of a favorable ruling from the Internal Revenue Service (“IRS”) regarding certain aspects of the transaction, a legal opinion with respect to the tax-free treatment of the transaction under U.S. federal tax laws and regulations, the effectiveness of an applicable registration statement with the SEC and compliance with the requirements under the Investment Company Act of 1940, and other customary conditions, each of which conditions may be waived, in whole or in part (to the extent permitted by law), by Yahoo in its sole discretion.

On February 26, 2015, Yahoo submitted to the IRS a request for a private letter ruling with respect to whether Aabaco’s ownership and operation of ASB would satisfy the active trade or business requirement (the “ATB Requirement”) under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”). On May 19, 2015, the IRS announced that it was reconsidering its ruling policy with respect to the ATB Requirement. On July 31, 2015, the IRS formally announced that it was studying potential new administrative guidance with respect to certain issues under Section 355 of the Code, including the ATB Requirement. On September 2, 2015, the IRS notified Yahoo’s counsel that it had determined, in the exercise of its discretion, not to grant the requested ruling. At the same time, the IRS indicated that it had not concluded that the proposed spin-off transaction was taxable and therefore was not ruling adversely on the request. Following receipt of such notification, Yahoo withdrew its request for a ruling on September 2, 2015.

Subsequent to the IRS’s decision with respect to its ruling request, Yahoo confirmed with its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), that the discretionary decision by the IRS not to grant Yahoo’s ruling request with respect to the ATB Requirement did not reflect any change in U.S. tax law with respect to the tax-free treatment of the proposed spin-off and would not affect Skadden’s ability to render an opinion that, under current law and subject to certain factual representations and assumptions, the currently proposed spin-off will satisfy all of the requirements for tax-free treatment under the Code, including the ATB Requirement.

Work proceeds on the pending Aabaco spin-off plan. Yahoo’s Board of Directors will continue to carefully consider the Company’s options, including proceeding with the spin-off transaction on the basis of an opinion of counsel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.
(Registrant)

By:	/s/ Ronald S. Bell
Name: Ronald S. Bell
Title: General Counsel and Secretary

Date: September 8, 2015